Execution Copy

Exhibit 10.9

LOAN AGREEMENT

This LOAN AGREEMENT (this “Agreement”) is entered into as of July 15, 2011, by and between ISATORI TECHNOLOGIES, INC., a Colorado corporation (the “Borrower”), and BREAKWATER STRUCTURED GROWTH OPPORTUNITIES FUND, L.P., a Delaware limited partnership (the “Lender”), with respect to the following facts:

A.

Borrower has requested that the Lender agree to make Borrower loans in the aggregate face amount of $2,050,000 (subject to original issue discount) subject to satisfaction of certain funding conditions, the proceeds of which will be used for (i) working capital for business operations, and (iii) fees and expenses related to the transactions contemplated by this Agreement.

B.

To provide assurance and security for the repayment of the loans and other Obligations of Borrower hereunder, Borrower will provide or will cause to be provided to Lender a security interest in all of its assets pursuant to the terms of this Agreement.

NOW, THEREFORE, FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
LOAN

1.1

Initial Term Loan.  Subject to the terms and conditions of this Agreement, on the Closing Date, Lender agrees to make a term loan (the “Initial Term Loan”) to Borrower which shall be evidenced by a Senior Subordinated Promissory Note, in the form of Exhibit A hereto and incorporated herein by this reference (the “Initial Note”).  Borrower understands and agrees that the Initial Note will be subject to an original issue discount so that the face amount of the Initial Note will be $1,025,000 while the amount actually funded by Lender will be $850,000 (exclusive of fees and other charges payable by Borrower at closing).  Payments of interest and principal on the Initial Term Loan will be as set forth in the Initial Note.

1.2

Second Term Loan.  Subject to the terms and conditions of this Agreement, Lender may make an additional term loan (the “Second Term Loan”) to Borrower upon the request of Borrower and approval of Lender following the Closing Date.  The Second Term Loan, if any, shall be evidenced by a Senior Subordinated Promissory Note, in substantially the same form as Exhibit B hereto and incorporated herein by this reference (the “Second Note”).  In the event that Borrower wishes Lender to make the Second Term Loan, Borrower shall give to Lender irrevocable notice of a request for the Second Term Loan in writing on a business day that is at least ten (10) business days prior to the date of the proposed Second Term Loan (the “Second Note Funding Request”).  Lender shall have the right to accept or refuse to make the Second Term Loan in its sole and absolute discretion.  Lender’s obligation to fund the Second Term Loan shall be subject to satisfaction by Borrower of the conditions precedent described in Article II of this Agreement.  Borrower understands and agrees that the Second Note will be subject to an original issue discount so that the face amount of the Second Note will be $1,025,000 while the amount actually funded by Lender will be $850,000 (exclusive of fees and other charges payable by Borrower at closing of the Second Term Loan).  Payments of interest and principal on the Second Term Loan will be as set forth in the Second Note.  Notwithstanding anything to the contrary contained herein, Borrower may request that the amount of the Second Term Loan be less than the amounts specified above, in which case the face amount of the Second Note and the amount actually funded by Lender (exclusive of fees and charges payable at closing of the Second Term Loan) will be reduced proportionately (and the payments thereunder adjusted to fully-amortize over thirty-six (36) months following the funding).

1.3

Maturity Date; Payments and Interest.  The Initial Note and Second Note, if any (collectively, the “Notes”), shall accrue interest, and Borrower shall make scheduled principal and interest payments on the Notes, in accordance with the terms specified in the Initial Note and the Second Note, the forms of which are attached hereto as Exhibits A and B, respectively.

Execution Copy

1.4

Lender Fees and Expenses.

(a)

Borrower has previously paid a non-refundable deposit of $20,000 to Lender for certain costs incurred by Lender in connection with the transactions contemplated by this Agreement.  Borrower has also paid to Lender an initial legal deposit of $15,000 (in addition to the non-refundable deposit described above) for legal costs and expenses of Lender to be incurred in connection with the preparation of this Agreement and related documentation.  In addition to the foregoing, Borrow agrees that it will reimburse Lender for Lender’s reasonable out-of-pocket expenses incurred in connection with its due diligence, as well as Lender’s legal costs and expenses, and other similar costs incurred in connection with the preparation of this Agreement and related documentation and the closing of the transactions contemplated hereby and the deposits previously paid by Borrower shall be credited against such costs and expenses.  Any such costs and expenses in excess of the deposit amounts shall be deducted by Lender from the Initial Term Loan proceeds (and, if applicable, the Second Term Loan proceeds) on the Closing Date (or the closing of the funding of the Second Term Loan).  Notwithstanding the foregoing or Section 7.2 of this Agreement, Lender agrees that Borrower shall not be responsible for legal costs or expenses of Lender relating to the negotiating and execution of this Agreement and the Credit Documents in excess of $25,000 in the aggregate (i.e., $10,000 in excess of the deposit paid by Borrower)

(b)

In addition to the $35,000 of deposits and reimbursement of legal costs and expenses described above, (i) on the Closing Date Borrowers shall pay to Lender or its designee an origination fee in the amount of $30,750 (three percent (3%) of the face amount of the Initial Note); and (ii) on the closing of the funding of the Second Term Loan, if any, Borrower shall pay to Lender or its designee an origination fee in the amount of three percent (3%) of the face amount of the Second Note.

1.5

Payments by Borrower.  All payments (including prepayments) to be made by Borrower on account of principal, interest, fees and other amounts required hereunder or under the Notes shall be made without set-off, recoupment or counterclaim, and shall, except as otherwise expressly provided herein, be made in U.S. dollars and on the date specified for payment.

1.6

Net Payments.  Any and all payments by Borrower to Lender under this Agreement or under the Notes shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto.

1.7

Warrants.  On the Closing Date of the Initial Term Loan, Borrower will issue to Lender a warrant representing the right to acquire three percent (3%) of the fully diluted shares of Borrower’s Common Stock (the “Initial Warrant”), and on the Closing Date of the Second Term Loan, if any, Borrower will issue to Lender a warrant representing the right to acquire an additional three percent (3%) of the fully diluted shares of Borrower’s Common Stock (the “Second Warrant”).  The Initial Warrant and the Second Warrant shall be substantially in the form attached hereto as Exhibit D and incorporated herein by this reference.

ARTICLE II
CONDITIONS PRECEDENT

2.1

Conditions of Initial Term Loan.  The obligation of the Lender to extend the Initial Term Loan is subject to the condition that the Lender shall have received on or before the Closing Date all of the following, in form and substance satisfactory to the Lender, with sufficient original counterparts for the Lender (except for the Initial Note, for which only one original shall be required to be delivered), duly executed by all parties thereto to be delivered electronically at on the Closing Date with hard copies to follow promptly after the Closing Date if not delivered on the Closing Date:

(a)

Loan Agreement, Initial Note and Other Documents.  This Agreement, the Initial Note, the Security Agreement, and the Initial Warrant;

(b)

Officer’s Certificates; Resolutions; Incumbency.  A certificate of the President and Chief Financial Officer of Borrower, certifying:  (i) the names and true signatures of the officers of Borrower authorized

Execution Copy

to execute, deliver and perform, as applicable, this Agreement, and all other Credit Documents to be executed and/or delivered by it hereunder; and (ii) copies of the resolutions of the Board of Directors of Borrower approving and authorizing the execution, delivery and performance by Borrower of this Agreement and the other Credit Documents to be executed and/or delivered by it hereunder; (iii) that the representations and warranties contained in Article III hereof are true and correct in all material respects on and as of such date, as though made on and as of such date; (iv) that no Default or Event of Default exists; (v) copies of the resolutions of the Board of Directors approving and authorizing Board of Director observation rights for Lender’s representative chosen in Lender’s sole discretion; and (vi) copies of the resolutions of the Board of Directors and shareholders approving and authorizing Lender’s representative (who shall be chosen in Lender’s sole discretion) to serve as a voting director on the Borrower’s Board of Directors upon the occurrence of an Event of Default pursuant to Section 6.1(a), 6.1(d), 6.1(e), 6.1(f), 6.1(k), or the failure of Borrower to be in compliance with Section 5.16 for a period of three (3) consecutive months, until such time as Lender is paid in full;

(c)

Pledge and Security Agreement.  A Pledge and Security Agreement (the “Shareholder Security Agreement”) of Stephen Adele and Stephen Adele Enterprises, who own over 80% of the outstanding capital stock of the Borrower (collectively, the “Shareholder”), securing payment and performance of Borrower’s Obligations in the form attached hereto as Exhibit E, duly executed by the Shareholder;

(d)

Collateral Documents.  The Collateral Documents, in appropriate form for filing or recording, where necessary, together with:

(i)

executed original instruments and documents in forms acceptable for filing to perfect the security interests of the Lender in accordance with Applicable Law, including (without limitation) any filings required to be made with the United States Patent and Trademark Office to perfect Lender’s security interest in any copyrights or other intellectual property of Borrower;

(ii)

evidence that all other actions necessary or, in the reasonable opinion of the Lender, desirable to perfect and protect the Liens created by the Collateral Documents have been taken;

(iii)

to the extent not previously paid in connection with clause (i) above, funds sufficient to pay any filing or recording tax or fee in connection with any and all UCC financing statements;

(iv)

subject to the provisions of any subordination agreement that Lender may enter into with Borrower’s senior revolver lender that is secured by the accounts receivable and inventory of Borrower, agreements with all banks, securities brokers, warehousemen, bailees, consignees and other Persons having possession of or a Lien (other than a Permitted Lien) on any Collateral acknowledging the Lender’s prior Lien on such Property, in form and substance acceptable to the Lender;

(v)

such consents, estoppels, subordination agreements, collateral assignments of leases, landlord waivers and other documents and instruments executed by landlords, tenants and other Persons party to material contracts relating to any Collateral as to which the Lender shall be granted a Lien, as reasonably requested by the Lender; and

(vi)

evidence that all other actions necessary or, in the reasonable opinion of the Lender, desirable to perfect and protect the Liens created by the Collateral Documents, and to enhance the Lender’s ability to preserve and protect its interests in and access to the Collateral, have been taken;

(e)

Financial Statements.  Financial statements of the Borrower, prepared in accordance with GAAP and dated as of a date not more than ninety (90) days prior to the Closing Date;

(f)

Other Documents.  Such other approvals, opinions, documents or materials as the Lender may reasonably request; and

(g)

Insurance Documents.  Proof that Borrower has named Lender as an additional insured and/or beneficiary of any existing insurance policies on the Collateral.

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2.2

Conditions of the Second Term Loan.  The closing of the funding of the Second Term Loan, if any, shall be subject to satisfactory completion of due diligence by Lender and any internal credit approval procedures of Lender, all in Lender’s sole and absolute discretion.  In addition, the obligation of the Lender to extend the Second Term Loan is subject to the conditions that (i) no Material Adverse Effect shall have occurred or shall be reasonably likely to occur, as determined by Lender in its sole and absolute discretion, (ii) no Default or Event of Default shall have occurred and be continuing beyond any applicable cure period, and (iii) that the Lender shall have received on or before the closing of such Loan all of the following, in form and substance satisfactory to the Lender and in sufficient original counterparts for the Lender (except for the Second Note, for which only one original shall be required to be delivered), duly executed by all parties thereto:

(a)

Second Note and Second Warrant.  The Second Note Funding Request (at least ten (10) business days prior to closing), the Second Note, and the Second Warrant;

(b)

Officer’s Certificates; Resolutions; Incumbency.  A certificate of the President and Chief Financial Officer of Borrower, certifying:  (i) the names and true signatures of the officers of Borrower authorized to execute, deliver and perform, as applicable, the Second Note and all other Credit Documents to be executed and/or delivered by it hereunder; and (ii) as true, complete and current, copies of the resolutions of the Board of Directors of Borrower approving and authorizing the execution, delivery and performance of the Second Note and related transactions; (iii) that the representations and warranties contained in Article III hereof are true and correct in all material respects on and as of such date, as though made on and as of such date; and (iv) that no Default or Event of Default exists;

(c)

Collateral Documents.  To the extent required by Lender, such Collateral Documents or reaffirmation of Collateral Documents as Lender may reasonable request, in appropriate form for filing or recording, where necessary, together with:

(i)

executed original instruments and documents in form acceptable for filing to perfect the security interests of the Lender in accordance with Applicable Law, including (without limitation) any filings required to be made with the United States Patent and Trademark Office to perfect Lender’s security interest in any copyrights or other intellectual property of Borrower;

(ii)

evidence that all other actions necessary or, in the reasonable opinion of the Lender, desirable to perfect and protect the Liens created by the Collateral Documents have been taken;

(iii)

to the extent not previously paid in connection with clause (i) above, funds sufficient to pay any filing or recording tax or fee in connection with any and all UCC financing statements;

(iv)

subject to the provisions of any subordination agreement that Lender enters into with the Borrower’s senior revolver lender that is secured by the accounts receivable and inventory of Borrower, agreements with all banks, securities brokers, warehousemen, bailees, consignees and other Persons having possession of or a Lien (other than a Permitted Lien) on any Collateral acknowledging the Lender’s prior Lien on such Property, in form and substance acceptable to the Lender;

(v)

such consents, estoppels, subordination agreements, collateral assignments of leases, landlord waivers and other documents and instruments executed by landlords, tenants and other Persons party to material contracts relating to any Collateral as to which the Lender shall be granted a Lien, as reasonably requested by the Lender; and

(vi)

evidence that all other actions necessary or, in the reasonable opinion of the Lender, desirable to perfect and protect the Liens created by the Collateral Documents, and to enhance the Lender’s ability to preserve and protect its interests in and access to the Collateral, have been taken;

(d)

Financial Statements.  Financial statements of the Borrower, prepared in accordance with GAAP and dated as of a date not more than ninety (90) days prior to the date of the Second Term Loan;

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(e)

Other Documents.  Such other approvals, opinions, documents or materials as the Lender may reasonably request; and

(f)

Insurance Documents.  Proof that Borrower has named Lender as an additional insured and/or beneficiary of any existing insurance policies on the Collateral.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to the Lender that, both before and after consummation of the transactions to be consummated on the Closing Date, each of the following statements is and will be true and correct:

3.1

Existence and Power; Capitalization.

(a)

The Borrower:  (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) has the power and authority to own its assets, carry on its business and execute, deliver, and perform its obligations under, the Credit Documents to which it is or shall become a party; (iii) has all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and execute, deliver, and perform its obligations under, the Credit Documents to which it is or shall become a party, except those that could not reasonably be expected to have a Material Adverse Effect; (iv) is duly qualified as a foreign corporation, and licensed and in good standing, under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license, except where the failure to be so licensed or qualified could not reasonably be expected to have a Material Adverse Effect; and (v) is in compliance with all Requirements of Law, except where the failure to be in compliance could not reasonably be expected to have a Material Adverse Effect.

(b)

As of the Closing Date, the equity capitalization of Borrower shall be as set forth on Schedule 3.1(b) attached hereto (which sets forth (i) the name of each shareholder of Borrower and the number and class of shares held by such shareholder, and (ii) the name of each optionholder or other holder of rights to acquire shares of capital stock of Borrower and the number of shares that may be acquired and purchase price and other material terms of such rights).  All capital stock of Borrower is free and clear of all preemptive rights and of any Liens, restrictions or limitations, except Liens imposed or created by the Credit Documents or imposed by applicable securities laws.  As of the Closing Date, no Person has any right to cause Borrower to redeem or otherwise purchase any capital stock of Borrower.

3.2

Authorization; No Contravention.  The execution, delivery and performance by Borrower of this Agreement and by Borrower of any other Credit Documents to which Borrower is a party have each been duly authorized by all necessary corporate or limited liability company action, and do not and will not:

(a)

contravene the terms of any of Borrower’s Organization Documents;

(b)

conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which Borrower is a party, which could reasonably be expected to have a Material Adverse Effect;

(c)

conflict with any order, injunction, writ or decree of any Governmental Authority to which Borrower or its Property is subject which could reasonably be expected to have a Material Adverse Effect; or

(d)

violate any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

3.3

Governmental Authorization.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority (except for recordings or filings in connection with the

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Liens granted to the Lender under the Collateral Documents) is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Borrower of this Agreement or any other Credit Document, where the failure to obtain such approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority could reasonably be expected to have a Material Adverse Effect.

3.4

Binding Effect.  This Agreement and each other Credit Document to which Borrower is a party constitute the legal, valid and binding obligations of Borrower which is a party thereto, enforceable against Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

3.5

No Default.  No Default or Event of Default exists or would result from the incurring of any Obligations or the grant or perfection of the Lender’s Liens on the Collateral.  Borrower is not in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect or that would, if such default had occurred after the Closing Date, create or cause an Event of Default under Article VI hereof.

3.6

Title to Properties.  The Borrower has and will have good record and marketable title in fee simple to, or valid leasehold interest in, all real Property, and have or will have good and marketable title to or the right to use to all personal Property, necessary or used in the ordinary conduct of its business, except, in either case, for defects which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  As of the Closing Date, none of such real or personal Property will be subject to any Liens other than Permitted Liens.

3.7

Taxes.  Borrower has filed all material Federal and other tax returns and reports required to be filed, and has paid all material Federal and other taxes, assessments, fees and other governmental charges levied or imposed upon it or its Properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided and no Notice of Lien has been filed or recorded.  There is no proposed tax assessment against Borrower which could reasonably be expected have a Material Adverse Effect.

3.8

Financial Condition.  All financial statements, including the balance sheets of Borrower dated December 31, 2010 and May 31, 2011 present fairly in all material respects the consolidated financial condition of Borrower as of the dates thereof and results of operations for the periods covered thereby.  As of the Closing Date, Borrower does not have, and will not have, any material Indebtedness or other liabilities, which are not reflected on the December 31, 2010, consolidated financial statements of Borrower, other than liabilities incurred in the Ordinary Course of Business since December 31, 2010, the Indebtedness in favor of the Senior Lender pursuant to the Loan and Security Agreement between Borrower and Senior Lender dated as of June 17, 2011, and other than Obligations to the Lender incurred on the Closing Date.

3.9

Liens of the Lender.  The Liens granted to the Lender pursuant to the Credit Documents will at all times, assuming the proper and timely filing of renewal statements for all financing statements included in the Collateral Documents and possession of items of Collateral consisting of instruments or documents of title or certificated securities, be fully perfected Liens in and to the Collateral described therein, subject, as to priority, only to Permitted Liens with respect to the Collateral.

3.10

Litigation.  There are no outstanding orders, decrees or judgments by or with any Government Authority to which Borrower is a party.  As of the date hereof, except as set forth on Schedule 3.10, there are no actions, suits, arbitrations or legal, administrative or other proceedings pending or, to the knowledge of Borrower, threatened against Borrower, at law or in equity, by or before any Government Authority.

3.11

Compliance with Law.  The business of Borrower is being conducted in material compliance with all Applicable Laws.  Borrower has not received any written notice from any Governmental Authority alleging any violation of any Applicable Law or directing the Borrower to take any remedial action with respect to such law, ordinance or regulation.  To the knowledge of Borrower, Borrower is not (i) under investigation with

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respect to the violation of any Applicable Law and (ii) there are no facts or circumstances that could form the basis for any such violation.

3.12

Intellectual Property.  Borrower owns or has, as applicable, valid licenses to use all Intellectual Property used in or necessary for the operations or conduct of its business (collectively, the “Borrower Intellectual Property”).  The validity and/or enforceability of the Borrower Intellectual Property and the title of ownership or rights of the Borrower to use the Borrower Intellectual Property are not being questioned in any litigation, action, claim, suit, proceeding, hearing, investigation, notice or complaint to which the Borrower is a party, nor, to the knowledge of the Borrower, is any such action threatened.  The conduct of Borrower’s business does and will not in the future infringe, misappropriate or otherwise violate the Intellectual Property rights of any third party, and, to the knowledge of Borrower, there are no infringements of the Borrower Intellectual Property by any third party.  Attached hereto as Schedule 3.12 is a complete and accurate list of all patents, trademarks, tradenames and copyrights owned by Borrower and registered with the United States Patent and Trademark Office or any state or foreign Governmental Authority.

3.13

Full Disclosure.  To Borrower’s knowledge, the representations and warranties made by Borrower in this Agreement and in the other Credit Documents, taken as a whole, do not contain or will not contain, as of the date made, any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein and therein not misleading.

ARTICLE IV
AFFIRMATIVE COVENANTS

The Borrower covenants and agrees that, unless the Lender shall waive compliance therewith in writing, Borrower shall comply with the following covenants:

4.1

Financial Statements.  The Borrower shall maintain a system of accounting established and administered in accordance with sound business practices to permit the preparation of financial statements in conformity with Borrower’s GAAP (provided that monthly financial statements shall not be required to have footnote disclosure and shall be subject to normal year-end adjustments).

4.2

Certificates; Maximum Amount Calculation; Other Information.  The Borrower shall furnish to the Lender:

(a)

as soon as available, but not later than sixty (60) days after the end of each fiscal year, a copy of Borrower’s internally approved annual operating budget for the ensuing fiscal year, for Borrower;

(b)

promptly, such additional business, financial, corporate affairs and other information as the Lender may from time to time reasonably request which shall include monthly financial reports; provided, however, that absent an Event of Default, Borrower shall not be required to provide financial information more often than monthly.

4.3

Notices.  The Borrower shall notify the Lender of any of the following, promptly (and in no event later than five (5) Business Days after any Responsible Officer obtains actual knowledge thereof):

(a)

the occurrence or existence of any Default or Event of Default or any event or circumstance that is reasonably likely to become a Default or Event of Default;

(b)

the occurrence or existence of any action or set of facts or circumstances that has resulted in, or is reasonably likely to result in a Material Adverse Effect; and

(c)

any material change in accounting policies or financial reporting practices by Borrower.

Each notice pursuant to this Section shall be accompanied by a written statement by a Responsible Officer of Borrower setting forth details of the occurrence referred to therein, and stating what action Borrower proposes to

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take with respect thereto and at what time.  Each notice under this Section 4.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Credit Document that have been breached or violated.

4.4

Maintenance of Property.  The Borrower shall maintain and preserve all its Property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted, and make all reasonably necessary repairs thereto and renewals and replacements thereof, except as permitted by Section 5.2.

4.5

Insurance.  The Borrower shall maintain, with financially sound and reputable independent insurers, insurance with respect to its Properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.  From and after the Closing Date, Borrower shall name Lender as an additional insured and/or beneficiary of any insurance policies on the Collateral, either then in existence or thereinafter obtained.

4.6

Compliance with Laws.  The Borrower shall comply with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business except where such noncompliance could not reasonably be expected to result in a Material Adverse Effect.

4.7

Inspection of Books and Records.  The Borrower shall maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Borrower.  Borrower shall permit representatives and independent contractors of the Lender to visit and inspect any of its Properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice of at least three days to Borrower; provided, however, when an Event of Default exists the Lender may do any of the foregoing at any time during normal business hours and without advance notice.

4.8

Further Assurances.

(a)

The Borrower shall ensure that all written information, exhibits and reports furnished to the Lender, taken as a whole, do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in any material respect in light of the circumstances in which made, and will promptly disclose to the Lender and correct any material defect or error that may be discovered therein or in any Credit Document or in the execution, acknowledgment or recordation thereof.

(b)

Promptly upon request by the Lender, Borrower shall take such additional actions as the Lender may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Credit Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the Properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, (iv) to subject to first, perfected Liens in favor of the Lender all Property of Borrower (other than those Permitted Liens that Lender has agreed in writing may be senior in priority to the Lien of Lender in certain Collateral), and (v) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Lender the rights granted or now or hereafter intended to be granted to the Lender under any Credit Document or under any other document executed in connection therewith.

ARTICLE V
NEGATIVE COVENANTS

The Borrower hereby covenants and agrees that, so long as the Lender shall have any commitment outstanding and in effect hereunder, or any Obligation shall remain unpaid or unsatisfied, unless the Lender shall waive compliance therewith in writing, Borrower shall comply with the following covenants:

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5.1

Limitation on Liens.  The Borrower shall not, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its Property, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):

(a)

any Lien existing on the Property of Borrower on the Closing Date and listed on Schedule 5.1 attached hereto;

(b)

any Lien created under any Credit Document; and

(c)

Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty.

5.2

Disposition of Property.  The Borrower shall not, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any Property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing with a cost basis in excess of $100,000, except in the Ordinary Course of Business.

5.3

Consolidations and Mergers.  The Borrower shall not merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person.

5.4

Loans and Investments; Acquisitions.  The Borrower shall not purchase or acquire or make any commitment for any capital stock, equity interest or any obligations or other securities of, or any interest in, any Person (other than Borrower), or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of Borrower (but other than Borrower), except for:

(a)

investments in Cash Equivalents; and

(b)

extensions of credit in the nature of accounts receivable (including, but not limited to, intercompany accounts receivable) or notes receivable arising from the sale or lease of goods or services in the Ordinary Course of Business.

5.5

Limitation on Indebtedness.  The Borrower shall not create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

(a)

Indebtedness incurred pursuant to this Agreement;

(b)

Indebtedness existing on the Closing Date and listed on Schedule 5.5 attached hereto; and

(c)

Subordinated Debt, if any.

The Borrower shall not pay any Subordinated Debt at any time that the payment of such Indebtedness by Borrower is prohibited by the terms of subordination thereof.

5.6

Transactions with Affiliates.  The Borrower shall not enter into any transaction with any of its Affiliates which is on terms that are less favorable to Borrower than those that would be obtainable at the time in an arms-length transaction with any Person who is not an Affiliate.

5.7

Contingent Obligations.  The Borrower shall not create, incur, assume or suffer to exist any Contingent Obligations.

5.8

Restricted Payments.  The Borrower shall not declare or make any dividend payment or other distribution of assets, properties, cash, Cash Equivalents, rights, obligations or securities on account of any

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shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding.

5.9

Change in Business.  The Borrower shall not engage in any material line of business substantially different from the business now being conducted by Borrower.

5.10

Changes in Structure.  Borrower shall not make any material changes in its equity capital structure (including in the terms of its outstanding stock), or amend its Organization Documents in any respect materially adverse to the Lender; provided, however, nothing herein shall be deemed to prohibit Borrower from raising capital through the sale of equity securities in one or more bona fide financing transactions.

5.11

Accounting Changes.  The Borrower shall not make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of Borrower.

5.12

Names; Collateral Locations.

(a)

The Borrower will not change its name or the location of its principal place of business or chief executive office, establish any additional place of business or adopt any new trade name unless (i) Borrower shall give to the Lender at least thirty (30) days’ prior notice thereof, and (ii) prior to establishing such additional place of business or new trade name, Borrower shall execute any documents and notices reasonably required by the Lender in order to preserve the perfection of the Lender’s security interests in the Collateral.

(b)

Except as set forth on Schedule 5.12(b) attached hereto, the Borrower will not store, keep or maintain any material amount of Collateral consisting of Inventory, machinery or equipment or fixtures at any location other than Borrower’s headquarters location or such other locations that are acquired after the Closing Date in transactions not otherwise prohibited hereunder (provided that Borrower complies with Section 5.14 in respect thereof), and except for any Collateral that has been sold in transactions otherwise permitted hereby or as the Lender may approve from time to time in writing; provided, however, in the event that Senior Lender is repaid in full and its senior security interest terminates, Borrower will take such actions as may reasonably be requested by Lender to perfect and protect its security interests in Borrower inventory or other property held or warehoused by third parties in (including obtaining customary acknowledgements and waivers from the third parties in favor of Lender.

5.13

New Real Property Interests; Leasehold Assignments and Landlord Consents.  In connection with the establishment of any new place of business by Borrower, Borrower will use reasonable efforts to obtain from any lessor of such place of business a leasehold assignment in favor of the Lender and a landlord consent acknowledging the Lender’s Liens, each in form and substance reasonably acceptable to the Lender.

5.14

Capital Expenditures.  The Borrower shall not make or incur any obligation to make capital expenditures (including, without limit, capital leases) of Borrower or any subsidiary of Borrower in excess of $100,000 per calendar year.

5.15

Debt Coverage Ratio.  Borrowers shall maintain a minimum Debt Coverage Ratio of 1.10 to be tested as of the end of each month.

ARTICLE VI
EVENTS OF DEFAULT

6.1

Event of Default.  Any of the following shall constitute an “Event of Default”:

(a)

Non-Payment.  The Borrower fails to pay, (i) when and as required to be paid herein, any amount of principal on any Obligations, or (ii) within five (5) days after the same shall be due, any amount of interest, fee or other amount payable hereunder or pursuant to any other Credit Document; or

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(b)

Representation or Warranty.  Any representation or warranty by Borrower made or deemed made herein, or in any Credit Document, or which is contained in any certificate, document or financial or other statement by Borrower or its Responsible Officers, furnished at any time under this Agreement, or in or under any Credit Document, shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

(c)

Other Defaults.  The Borrower fails to perform or observe any other term or covenant contained in this Agreement or any Credit Document, and such default shall continue unremedied for a period of twenty (20) days after the earlier of (i) the date upon which a Responsible Officer of Borrower knew or should have known in the exercise of reasonable care and inquiry of such failure or (ii) the date upon which written notice thereof is given to Borrower by Lender; or

(d)

Cross-Default.  The Borrower (i) fails to make any payment in respect of any Indebtedness (other than the Obligations) or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $50,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the expiration of all applicable grace or notice periods, if any, specified in the document relating thereto on the date of such failure; or (ii) fails to perform or observe any other condition or covenant after the expiration of all applicable grace or notice periods, if any, or any other event shall occur or condition exist after the expiration of all applicable grace or notice periods, if any, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

(e)

Insolvency; Voluntary Proceedings.  The Borrower (i) becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

(f)

Involuntary Proceedings.  (i) Any involuntary Insolvency Proceeding is commenced or filed against Borrower, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of Borrower’s Properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy; (ii) Borrower admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) Borrower acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business; or

(g)

Monetary Judgments.  One or more judgments, non-interlocutory orders, decrees or arbitration awards shall be entered against Borrower involving in the aggregate a liability (not fully covered by independent third-party insurance) as to any single or related series of transactions, incidents or conditions, of $50,000 or more and not covered by insurance, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of forty-five (45) days after the entry thereof; or

(h)

Non-Monetary Judgments.  Any non-monetary judgment, order or decree shall be rendered against Borrower which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of forty-five (45) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(i)

Collateral.  Any material provision of any Collateral Document shall for any reason cease to be valid and binding on or enforceable against Borrower which is a party thereto, or Borrower shall so

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state in writing or bring an action to limit its obligations or liabilities thereunder; or any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in any material amount of Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest subject only to Permitted Liens; or

(j)

Change of Control.  A Change of Control shall occur;

(k)

Invalidity of Subordination Provisions.  (i) The subordination provisions of any Subordinated Debt shall for any reason be revoked, or (ii) any Person holding Subordinated Debt having an aggregate principal amount of more than $100,000 shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or (iii) the Indebtedness hereunder for any reason shall not have the priority contemplated by this Agreement or such subordination provisions; or

(l)

Failure to Deliver Pledged Shares.  If, prior to November 30, 2011, the Shareholder shall not have (i) granted Lender a first priority security interest in the Released Shares, (ii) delivered to Lender as collateral under the Shareholder Security Agreement, free and clear of any Liens, certificates representing the Released Shares along with a stock assignment separate from certificate, executed in blank in substantially the same form as attached to the Shareholder Security Agreement, and (iii) executed and delivered such other documents as Lender may reasonably require in order to perfect its security interest in the Released Shares.

6.2

Remedies.  If any Event of Default occurs, the Lender may:

(a)

declare any commitment to fund the Second Term Loan terminated (if not previously closed), whereupon such commitment shall forthwith be terminated;

(b)

declare the unpaid principal amount of all outstanding Obligations, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Credit Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower; and

(c)

exercise all rights and remedies available to it under the Credit Documents or Applicable Law.

6.3

Rights Not Exclusive.  The rights provided for in this Agreement and the other Credit Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

ARTICLE VII
MISCELLANEOUS

7.1

Amendment and Waiver.  Any term, covenant, agreement or condition of this Agreement, the Notes or the other Credit Documents may, with the written consent of Borrower and Lender, be amended, or compliance therewith may be waived in writing (either generally or in a particular instance and either retroactively or prospectively) by the Lender.

7.2

Expenses.  Borrower agrees, whether or not the transactions hereby contemplated shall be consummated, to pay or reimburse the Lender for all reasonable out-of-pocket fees, costs and expenses incurred in connection with this Agreement, the Credit Documents, any due diligence investigation, and the other instruments and documents and the transactions hereby contemplated, including, without limitation, all such reasonable fees, costs and expenses incurred after the Closing Date with respect to the enforcement of any provision of any such agreement or instrument or the collection of any sums due thereunder (including, without limitation, the reasonable fees and expenses of attorneys and accountants retained by the Lender or its or their respective agents for such purposes), any proposed amendments, supplements or waivers (whether or not the same shall be signed or shall become effective) under or in respect of any such agreement or instrument, any assignment or participation of the Obligations (other than transfer taxes, if any), or any of them, by any Note holder (including the costs of

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additional or supplemental documentation of the Credit Documents and the fees of any collateral trustee), any workout or restructuring of the Indebtedness or capital structure of Borrower (whether or not the same shall be consummated or shall become effective) under or in respect of any such agreement or instrument and any other agreements and instruments prepared in connection therewith and the consideration of any legal questions relevant thereto, all taxes and fees incurred in connection with the filing or recording of any Credit Documents, all expenses incurred in connection with the reproduction of such agreements and instruments and all stamp and other similar taxes (together in each case with interest and penalties, if any) which may be payable in respect of the execution and delivery of such agreement or instruments, or the issuance, delivery or acquisition by the Lender of any Note or otherwise pursuant to this Agreement, and the reasonable fees and disbursements of Jeffer, Mangels, Butler & Mitchell LLP, and of any special or local counsel in connection with preparation of such agreements and instruments, the rendering of legal opinions, and the transactions hereby and thereby contemplated (including, without limitation, in connection with any such enforcement, amendment, supplement, waiver, workout, restructuring or consideration of legal questions.)  The obligations of Borrower under this Section 7.2 shall survive the termination of this Agreement, the payment or transfer of any Obligations, the enforcement of any provision hereof or thereof or collection of any amount due hereunder or thereunder, any such amendments or waivers and any such consideration of legal questions.

7.3

Survival of Representations and Warranties.  All representations and warranties of Borrower contained herein or made in writing by or on behalf of Borrower in connection herewith, shall (i) survive the execution and delivery of this Agreement and the other Credit Documents and the delivery of the Notes, and (ii) be deemed to be material and to have been relied upon by the Lender, regardless of any investigation made by the Lender.

7.4

Successors and Assigns.  All representations, warranties, covenants and agreements of Borrower in this Agreement shall bind and inure to the benefit of the respective successors and assigns of Borrower whether so expressed or not.  The provisions of this Agreement are intended to be for the benefit of all Persons who may from time to time be Lender hereunder, and shall be enforceable by any such holder, whether or not an express assignment to such holder of rights under this Agreement has been made.

7.5

Notices.  All notices and communications under this Agreement shall be in writing and shall be (a) delivered in person, or (b) mailed, postage prepaid, either by registered or certified mail, or (c) sent by reputable overnight express carrier, or (d) sent by facsimile, addressed or to the facsimile number, in each case, as follows:

if to the Lender:

Breakwater Investment Management, LLC
1999 Avenue of the Stars, Suite 3430
Los Angeles, CA  90067
Attn:  Saif Mansour, Managing Partner
Tel.:  (310) 479-4054
Fax:  (310) 479-4056

with a copy to (which shall not constitute notice):

Jeffer, Mangels, Butler & Mitchell LLP

1900 Avenue of the Stars, 7th Floor

Los Angeles, CA  90067

Attn:  Robert Steinberg

Tel.:  (310) 203-8080

Fax:  (310) 203-0567

or to such other address or facsimile number as the Lender may have designated to Borrower in writing; and

if to Borrower:

iSatori Technologies, Inc.
15000 W. 6th Avenue, Suite 202
Golden, CO  80401
Attn:  Stephen Adelé

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Tel.:  (303) 215-9174
Fax:  (303) 215-1386

with a copy to (which shall not constitute notice):

Davis Graham & Stubbs LLP

1550 17th Street, Suite 500

Denver, Colorado 80202

Attn:  Gary N. Meade, Esq.

Tel.:  (303) 892-9400

Fax:  (303) 893-1379

or to such other address or facsimile number as Borrower may have designated to the Lender by such notice.

All notices sent pursuant to the terms of this Section shall be deemed received (i) if personally delivered, then on the date of delivery, (ii) if sent by overnight, express carrier, then on the next Business Day immediately following the day timely sent for overnight delivery, (iii) if sent by registered or certified mail, then on the earlier of the third Business Day following the day sent or when actually received, or (iv) by facsimile transmission as long as such transmission and confirmation copy of such transmission is sent the same day by any of the methods described in (i), (ii) or (iii) herein.

7.6

No Waiver:  Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

7.7

Indemnity.  Whether or not the transactions contemplated hereby shall be consummated, Borrower shall indemnify, defend and hold harmless the Lender and each of Lender’s officers, directors, employees, counsel, agents, representatives, and attorneys-in-fact (each, an “Indemnified Person”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including reasonable Attorney Costs):

(a)

of any kind or nature whatsoever with respect to the execution, delivery, enforcement and administration of this Agreement and any other Credit Documents, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to this Agreement or the Obligations or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto; and

(b)

which may be incurred by or asserted against such Indemnified Person in connection with or arising out of any pending or threatened investigation, litigation or proceeding, or any action taken by any Person, with respect to any Environmental Claim arising out of or related to any Property subject to a Lien in favor of the Lender;

(all the foregoing, collectively, the “Indemnified Liabilities”); provided, that Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person.

No action, except for gross negligence and willful misconduct, taken by legal counsel chosen by the Lender in defending against any investigation, litigation or proceeding or requested remedial, removal or response action shall vitiate or any way impair Borrower’s obligation and duty hereunder to indemnify and hold harmless the Lender.  Neither Borrower nor any other Person is entitled to rely on any site visit, observation, or testing by the Lender.  Except as required by law, the Lender shall not be obligated to disclose to Borrower or any other Person any report or findings made as a result of, or in connection with, any site visit, observation, or testing by the Lender (or any contractee of the Lender).

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The obligations in this Section 7.7 shall survive payment of all other Obligations.  At the election of any Indemnified Person, Borrower shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Indemnified Person’s sole discretion, at the sole cost and expense of Borrower.  All amounts owing under this Section 7.7 shall be paid within thirty (30) days after demand.

7.8

Counterparts.  This Agreement may be executed and delivered by one or more of the parties to this Agreement in any number of separate counterparts, each of which shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.  Counterparts of this Agreement may be delivered by facsimile or PDF transmission, each of which shall constitute an original.  A set of the copies of this Agreement signed by all the parties shall be lodged with each of Borrower and the Lender.

7.9

Integration and Severability; Release.  This Agreement, taken together with the other Credit Documents, embodies the entire agreement and understanding among Borrower and the Lender with respect to the matters addressed herein and therein, and supersedes all prior agreements and understandings relating to the subject matter hereof and thereof.  In case any one or more of the provisions contained in this Agreement or in any instrument contemplated hereby, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby.  In such event, the invalid, illegal or unenforceable provisions shall be invalidated, curtailed or limited only to the extent required to conform such provisions to the requirements of applicable law and the affected provisions of this Agreement shall be deemed to be amended only to extent necessary to reflect the requirements of applicable law.  Execution of this Agreement by Borrower and the Lender constitutes a full, complete and irrevocable release of any and all claims which Borrower may have at law or in equity against the Lender, and that the Lender may have at law in equity against Borrower in respect of all prior discussions and understandings, verbal or written, relating to the subject matter of this Agreement and the other Credit Documents.

7.10

Captions.  The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

7.11

Independence of Provisions.  The parties acknowledge that this Agreement and other Credit Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

7.12

Interpretation.  This Agreement is the result of negotiations among and has been reviewed by counsel to Borrower and the Lender, and is the product of all parties hereto.  Accordingly, this Agreement and the other Credit Documents shall not be construed against the Lender merely because of the involvement of Lender or its counsel in the preparation of such documents and agreements.

7.13

No Third Parties Benefited.  This Agreement is made and entered into for the sole protection and legal benefit of Borrower, the Lender and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Credit Documents.  The Lender shall have no obligation to any Person not a party to this Agreement or other Credit Documents.

7.14

GOVERNING LAW AND JURISDICTION.

(a)

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE CREDIT DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

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(b)

BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN LOS ANGELES COUNTY, CALIFORNIA SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND LENDER PERTAINING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS; PROVIDED, THAT LENDER AND BORROWER ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF LOS ANGELES COUNTY, CALIFORNIA; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER.  BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

ARTICLE VIII
DEFINITIONS

8.1

Defined Terms.  In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition by Borrower of all or a substantial part of the assets of a Person, or of any business, division or product line of a Person, (b) the acquisition by Borrower of in excess of fifty percent (50%) of the capital stock, partnership interests or equity of any Person or otherwise causing any Person to become a subsidiary of Borrower, (c) a merger or consolidation or any other combination of Borrower with another Person (other than Borrower or a Person that is already a subsidiary of Borrower at the time) provided that Borrower is the surviving entity, or (d) a merger or consolidation or any other combination of a subsidiary of Borrower with another Person (other than a Person that is already a subsidiary of Borrower at the time) provided that Borrower or a subsidiary shall own in excess of fifty percent (50%) of the capital stock or equity of such Person or the surviving entity.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise.  Notwithstanding the foregoing, the Lender shall not be deemed an “Affiliate” of Borrower or of any subsidiary of Borrower.

“Applicable Law” means any federal, state or local statute, law (including common law), ordinance, regulation, order, writ, injunction, directive, judgment or decree applicable to the parties hereto, or any of their respective Affiliates, properties, or assets, as the case may be.

“Attorney Costs” means and includes all reasonable fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended and in effect from time to time and the regulations issued from time to time thereunder.

“Business Day” means any day, other than a Saturday or Sunday, on which banks in Los Angeles, California are generally open for business.

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“Capital Lease” means any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease.

“Capital Lease Obligations” means all monetary obligations of Borrower under any Capital Leases which would be categorized as principal indebtedness for purposes of GAAP.

“Capital Stock” means and includes (a) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, preferred or preference stock and interests in limited liability companies, (b) all equity or ownership interests in any Person of any type, and (c) all options, warrants, stock appreciation rights or other rights with equity features, and all rights to acquire, directly or indirectly, any of the foregoing.

“Cash Equivalents” means:  (a) readily marketable obligations issued or fully guaranteed or insured by the United States Government or any agency thereof having maturities of not more than one (1) year from the date of acquisition; (b) deposit accounts, certificates of deposit, time deposits, repurchase agreements, reverse repurchase agreements, or bankers’ acceptances, having in each case a tenor of not more than one (1) year from the date of acquisition thereof, issued by any Qualifying Bank; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor’s Corporation or P-1 by Moody’s Investors Service Inc. and in either case having a tenor of not more than six (6) months from the date of acquisition thereof and issued by a corporation (other than Borrower or any of its Affiliates) organized under the laws of any State of the United States of America or the District of Columbia; and (d) money market mutual funds, each with assets of at least $500,000,000, and substantially all of which assets consist of obligations of the type included in clauses (a) through (c) above.  Cash Equivalents shall at all times be denominated and payable in Dollars.

“Change of Control” means that (a) any “person” or “group” (within the meaning of Sections  13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rule  13d-3 under the Exchange Act), directly or indirectly (through direct acquisition, merger, or otherwise), of 50%, or more, of the “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act), or (b) a sale of all or substantially all of the assets of Borrower in one transaction or a series of transactions.

“Closing Date” means the date on which all conditions precedent set forth in Section 2.1 are satisfied or waived by the Lender and on which the Initial Term Loan is funded.

“Code” means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

“Collateral” means all property and interests in property and proceeds thereof now owned or hereafter acquired by Borrower as debtor in or upon which a Lien now or hereafter exists in favor of the Lender whether under this Agreement or under any other documents executed by any such persons and delivered to the Lender.

“Collateral Documents” means, collectively, the Security Agreement, and all other security agreements, mortgages, deeds of trust, lease assignments, landlord consents, mortgagee consents, guarantees and other similar agreements, and all amendments, restatements, modifications or supplements thereof or thereto, between Borrower and the Lender pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable law) against Borrower as debtor in favor of the Lender as secured party.

“Contingent Obligation” means, as to any Person:  (a) any Guaranty Obligation of that Person; and (b) any direct or indirect obligation or liability, contingent or otherwise, of that Person:  (i) in respect of any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; or (ii) to purchase any materials, supplies or other Property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other Property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other Property is ever made or tendered, or such services are ever

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performed or tendered.  The amount of any Contingent Obligation shall be deemed equal to the maximum reasonably anticipated liability in respect thereof.

“Contractual Obligations” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

“Credit Documents” means this Agreement, the Notes, the Security Agreement, the Initial Warrant, the Second Warrant, if any, the Shareholder Security Agreement, the Collateral Documents, and all other agreements, instruments or documents delivered to the Lender in connection with transactions contemplated by this Agreement.

“Debt Coverage Ratio” means, for a given calculation period, the ratio (expressed as a decimal number) of (i) EBITDA to (ii) the total interest expense and principal payments of the Borrower (on a consolidated basis) for such calculation period on any Indebtedness, as determined in conformity with GAAP consistently applied by Borrower and tested on a trailing three month basis.

“Default” means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

“Dollars”, “dollars” and “$” each mean lawful money of the United States of America.  “EBITDA” shall mean, for any applicable period of determination, the sum of Borrower’s (on a consolidated basis) (i) net income for such period, (ii) provision for taxes during such period, (iii) total interest expense (net of interest income) on any Indebtedness, (iv) the amount of all amortization expense and depreciation expenses for such period that were deducted in arriving at the net income for such period, all of the foregoing calculated in accordance with GAAP consistently applied.

“Exchange Act” means the Securities and Exchange Act of 1934, and regulations promulgated thereunder.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), which are applicable to the circumstances as of the date of determination; provided, however, that the fact that immaterial assets of Borrower are not classified in accordance with generally accepted accounting principles as discussed in the accountants report for Borrower’s annual financial statements for 2010 shall be allowed when determining if financial statements are in accordance with GAAP pursuant to this Agreement.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Guaranty Obligation” means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the “primary obligations”) of another Person (the “primary obligor”) or otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof.

“Indebtedness” of any Person means, without duplication:  (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than:  [i] trade payables entered into in the Ordinary Course of Business pursuant to ordinary terms, and [ii] ordinary accrued wages, fees and benefits due employees and consultants incurred in the Ordinary Course of Business within the current unexpired payroll period of such Person as of any date on which Indebtedness is determined hereunder; provided, however, that such exclusion shall not apply to the use of the term “Indebtedness” in Section 6.1(d)); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced

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incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all Capital Lease Obligations; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case (a) and (b) undertaken under U.S. Federal, State or foreign law, including the Bankruptcy Code.

“Intellectual Property” means any and all intellectual property or similar proprietary rights recognized in any jurisdiction in the world, including systems, trademarks, service marks, trade names, slogans, logos, designs and general intangibles of like nature, together with all applications or registrations therefor and the goodwill of the business associated therewith, patents, patentable materials, patent applications, formulas, procedures, methods, apparatus, ideas, creations, techniques, processes, inventions and invention disclosures (whether patentable or unpatentable), works of authorship, copyrights and copyrightable materials, together with all applications and registrations therefor, mask works, trade secrets, confidential or proprietary technical information, know-how, show-how, algorithms, programs, subroutines, tools, research in progress, technology, and similar rights.

“Inventory” means “inventory” as defined in the Uniform Commercial Code in the applicable jurisdiction.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease Obligation, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an Operating Lease.

“Material Adverse Effect” means a negative result or potential result arising directly or indirectly from facts that, in the totality of the circumstances, Lender considers substantive and germane to (i) the business, assets, operations, prospects or financial or other condition of Borrower, (ii) the ability of Borrower to pay or perform in accordance with the terms of any of their respective agreements with Lender or any other Person, (iii) the rights and remedies of Lender under any of the Credit Documents or Collateral Documents, or (iv) the perfection or priority of any Lien granted to Lender under any of the Collateral Documents affecting or relating to any material amount of Collateral.

“Notice of Lien” means any “notice of lien” or similar document intended to be filed or recorded with any court, registry, recorder’s office, central filing office or other Governmental Authority for the purpose of evidencing, creating, perfecting or preserving the priority of a Lien securing obligations owing to a Governmental Authority.

“Obligations” means all of the Notes, the Initial Term Loan, the Second Term Loan, and other Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing by Borrower to the Lender or any other Person required to be indemnified, that arises under any Credit Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

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“Operating Lease” means, as applied to any Person, any lease of Property which is not a Capital Lease.

“Ordinary Course of Business” means, in respect of any transaction involving Borrower, the ordinary course of such Person’s business, as conducted by any such Person in accordance with past practice (or as modified pursuant to the good faith reasonable business judgment of the Board or a Responsible Officer of such Person) and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Credit Document.

“Organization Documents” means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any stockholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation, and for any limited liability company, the articles of organization, any operating agreement, any member control agreement, and any other agreement, instrument or document relating to the rights of holders of equity interests or profit interests in such limited liability company.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Qualifying Bank” means a United States commercial bank which is a member of the Federal Reserve System, has a rating of BBB or better from Moody’s Investors Services, Inc., a rating of BBB or better from Standard and Poor’s Corporation, and has capital and surplus and undivided profits in excess of $500,000,000.

“Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

“Responsible Officer” means any corporate officer of Borrower, the chief executive officer or the president of Borrower, or any other officer having substantially the same authority and responsibility; or, the chief financial officer or the treasurer of Borrower, or any other officer having substantially the same authority and responsibility.

“Security Agreement” means that certain General Security Agreement executed by Borrower to Lender, securing payment and performance of Borrower’s Obligations under this Agreement, the form of which is attached hereto as Exhibit C and incorporated herein by this reference.

“Senior Lender” means AvidBank Corporate Finance, a division of AvidBank or any replacement senior lender of Borrower.

“Subordinated Debt” means Indebtedness of Borrower which is unsecured and is subordinated in right of payment and enforcement to the Obligations on terms and conditions which are acceptable to the Lender, in its respective sole discretion.

“Surety Instruments” means all letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

“UCC” means the Uniform Commercial Code as adopted in the State of California as of the Closing Date, and as the same may be amended from time to time thereafter.

“United States” and “U.S.” each means the United States of America.

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8.2

Other Interpretive Provisions.

(a)

Defined Terms.  Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.  The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms.  Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

(b)

The Agreement.  The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, section, schedule and exhibit references are to this Agreement unless otherwise specified.

(c)

Certain Common Terms.  The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.  The term “including” is not limiting and means “including without limitation.”

(d)

Performance; Time.  Whenever any performance obligation hereunder (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day.  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.” If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

(e)

Amendments to Documents.  Unless otherwise expressly provided herein, references to agreements and other contractual instruments, including this Agreement and the other Credit Documents, shall be deemed to include all subsequent amendments, thereto, restatements thereof and other modifications and supplements thereto which are in effect from time to time, but only to the extent such amendments and other modifications are not prohibited by the terms of any Credit Document.

(f)

Laws.  References to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

8.3

Accounting Principles.

(a)

Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.  No Accounting Changes (as hereinafter defined) shall affect the financial covenants, standards or terms contained in this Agreement; provided that Borrower shall include a description in each Officer’s Certificate and other financial reports required to be delivered hereunder which explains the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes).  “Accounting Changes” means:  (a) changes in accounting principles required by GAAP and implemented by Borrower; and (b) changes in accounting principles recommended by Borrower’s certified public accountants.

(b)

References herein to “fiscal year,” “fiscal quarter” and “fiscal month” refer to such fiscal periods of Borrower.

(c)

Whenever the terms “satisfactory to the Lender,” “determined by the Lender,” “acceptable to the Lender,” “Lender shall elect,” “Lender shall request” or similar terms are used in the Credit Documents with respect to the Lender, except as otherwise specifically provided therein, such terms shall mean

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satisfactory to, at the election of, determined by, acceptable to or requested by the Lender in its sole reasonable discretion.

(d)

Wherever the term “to the knowledge of Borrower” or “to Borrower’s knowledge” or similar terms are used in the Credit Documents, such term shall mean the actual knowledge of any of any officer or director of Borrower.

(e)

Any statements, representations or warranties that are based upon the knowledge of Borrower shall be deemed to have been made after a reasonably diligent inquiry by Borrower with respect to the matter in question.

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IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWER:

ISATORI TECHNOLOGIES, INC., a Colorado corporation

By:
Stephen Adele, President

LENDER:

BREAKWATER STRUCTURED GROWTH OPPORTUNITIES FUND, L.P., a Delaware limited partnership

By:	Breakwater Investment Management, LLC, its General Partner

By:
Saif Mansour, Managing Partner

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[Signature Page to Loan Agreement]